EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AND INDEPENDENT AUDITOR

We consent to the use in this Amendment No. 1 to Registration Statement on Form S-4 (No. 333-176565) of Windstream Corporation of our reports dated April 30, 2010 and April 30, 2009, relating to our audits of the consolidated financial statements of Cavalier Telephone Corporation and Subsidiaries appearing in the proxy statement/prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such proxy statement/prospectus.

/s/ McGladrey & Pullen, LLP

Richmond, Virginia

September 15, 2011